Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD DECLARES QUARTERLY CASH DIVIDEND
WASHINGTON, D.C. (May 4, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced that its Board of Directors has approved a 2006 second-quarter cash dividend on its common stock of $0.30 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on June 30, 2006, to stockholders of record at the close of business on June 15, 2006.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,800 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 300,000 corporate best practices.